EXHIBIT 10.1

MORGAN STANLEY

TAX DEFERRED EQUITY PARTICIPATION PLAN

Amended and Restated as of June 20, 2006

MORGAN STANLEY

TAX DEFERRED EQUITY PARTICIPATION PLAN

(Amended and Restated as of June 20, 2006)

1.	Purposes of the Plan.

The primary purpose of the Morgan Stanley Tax Deferred Equity Participation Plan is to promote the long-term growth and financial success of Morgan Stanley, a Delaware corporation (“Morgan Stanley”), by attracting and retaining employees of outstanding ability and assisting Morgan Stanley in promoting a greater identity of interest between Participants and Morgan Stanley’s shareholders.

2.	Definitions.

Unless determined otherwise by the Committee and set forth in the applicable Award Certificate, capitalized terms used herein without definition have the meanings set forth below.

(a) “Account” means a book account maintained by Morgan Stanley reflecting, with respect to each Award, the number of shares of Stock to be distributed to each Participant upon a Realization Event.

(b) “Administrator” means the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 5.

(c) “Affiliate” means any corporation which is a member of a “controlled group of corporations” (as defined in Code section 414(b)) of which Morgan Stanley is a member and any trade or business (whether or not incorporated) under “common control” (as defined in Code section 414(c)) with Morgan Stanley.

(d) “Award” means an award granted to a Participant by the Committee pursuant to Section 7.

(e) “Award Certificate” means a written certificate (including in electronic form) issued by the Company and signed on behalf of the Company (which signature may be in facsimile) and sets forth the terms and conditions of the Award.

(f) “Board” means the Board of Directors of Morgan Stanley.

(g) “Change in Control”:

(A) In respect of each Award having an effective date on or before December 31, 1997, “Change in Control” means:

(i) The acquisition by any person (including a group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than (I) any employee plan established by a Company or (II) any of Morgan Stanley’s affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), without the prior approval of the Board, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of Stock or the combined voting power of Morgan Stanley’s then outstanding voting securities in a transaction or series of transactions not approved by a majority of the Directors as of the Effective Date; or

(ii) A change in the composition of the Board such that individuals who, as of the Effective Date, constitute the Board cease for any reason to constitute at least a majority thereof, provided that any person who becomes a Director subsequent to the Effective Date and whose nomination for election is approved by at least a majority of the Directors as of the Effective Date, (other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of Morgan Stanley, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be deemed a Director as of the Effective Date.

(B) In respect of each Award having an effective date on or after January 1, 1998, “Change in Control” shall have the meaning ascribed to such term by the Committee in respect of such Award and set forth in the applicable Award Certificate.

(h) “Change in Ownership” shall have the meaning ascribed to such term by the Committee and set forth in the applicable Award Certificate.

(i) “Code” means the Internal Revenue Code of 1986, as amended, and the rules, regulations and guidance thereunder and any successor thereto.

(j) “Committee” means such committee of two or more persons as the Board shall appoint from time to time to administer the Plan. It is intended that the members of the Committee shall be “non-employee directors” within the meaning of Rule 16b-3 and “outside directors” within the meaning of Section 162(m); however, the mere fact that a Committee member shall fail to qualify under either of these requirements shall not invalidate any Award made by the Committee that is otherwise valid.

(k) “Company” means each of Morgan Stanley, its Affiliates and any Subsidiary the employees of which participate in the Plan pursuant to Section 3(a).

(l) “Compensation” for a year means the annual rate of salary payable to the Participant for such year (disregarding any salary reduction agreements under any deferred compensation plan, including plans described in Code section 125 or 401(k)) plus the annual incentive bonus payable to such Participant for such year. Compensation shall not include the amount of any contribution payable under the Plan.

(m) “Disability”:

(i) In respect of each Award having an effective date prior to June 20, 2006, “Disability” means any physical or mental condition that would qualify a Participant for a disability benefit under any long-term disability plan maintained by any Company and applicable to the Participant.

(ii) In respect of each Award having an effective date on or after June 20, 2006, “Disability” has the meaning determined by the Committee and set forth in the applicable Award Certificate.

(n) “Dividend Equivalent” has the meaning set forth in Section 9(b).

(o) “Effective Date” means January 1, 1994.

(p) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the applicable rules and regulations thereunder and any successor thereto.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto.

(r) “Fair Market Value”:

(i) In respect of each Award having an effective date before June 20, 2006, “Fair Market Value” means:

(a) for purposes of determining the number of shares of Stock to be allocated to an Award made pursuant to Section 7 and to a Participant’s Account pursuant to Section 9(a), the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee; and

(b) for purposes of crediting a Participant’s Account with shares of Stock based upon cash dividends paid or deemed to be paid on shares of Stock credited to the Participant’s Account pursuant to Section 9(b), the average of the high and low sales prices, regular way, of a share of Stock as reported on the New York Stock Exchange Composite Tape (the “High/Low Price”) on the relevant dividend payment date, or, if Stock is not traded on public markets on the relevant dividend payment date, the first preceding date on which Stock is traded on public markets; provided, however, that in the event a “Fair Market Value” cannot be determined pursuant to the foregoing, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee; and

(c) for purposes of distributing cash, either in lieu of a fractional share following a Realization Event pursuant to Section 10, in lieu of Stock pursuant to Section 11(b) or in lieu of Stock following a Revocation Event pursuant to Section 20, the High/Low Price on the date of the Realization Event or the Revocation Event, as applicable, or, if Stock is not traded on public markets on the date of the Realization Event or the Revocation Event, the first preceding date on which Stock is traded on public markets; provided, however, that in the event a “Fair Market Value” cannot be determined pursuant to the foregoing, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee.

(ii) In respect of each Award having an effective date on or after June 20, 2006, “Fair Market Value” means, with respect to a share of Stock, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee.

(s) “Investment Period”, with respect to an Award, means: (A) in respect of each Award having an effective date on or before December 31, 1997, the five-year period beginning on the date as of which such Award is granted; and (B) in respect of each Award having an effective date on or after January 1, 1998, the period beginning on the date as of which the Award is granted and concluding on the date specified by the Committee as the conclusion of the Investment Period in respect of such Award.

(t) “Minimum Eligible Compensation” means $100,000 with respect to the calendar year ending December 31, 1997, and with respect to each fiscal year of the Company beginning on or after December 1, 1997, $100,000 or such greater amount as the Committee shall determine.

(u) “Participant” means a key employee of any Company who is determined by the Committee to be eligible to participate in the Plan and who is designated as a Participant pursuant to Section 6.

(v) “Plan” means the Morgan Stanley Tax Deferred Equity Participation Plan.

(w) “Realization Event”:

(i) In respect of each Award having an effective date on or before December 31, 1997, “Realization Event” means the first to occur of (i) the expiration of the Investment Period with respect to such Award, (ii) the occurrence of a Change in Control, (iii) the termination of the Plan pursuant to Section 17, or (iv) the Participant’s death;

(ii) In respect of each Award having an effective date on or after January 1, 1998 and prior to June 20, 2006, “Realization Event” means the first to occur of (i) the expiration of the Investment Period with respect to such Award, (ii) the occurrence of a Change in Ownership, (iii) the termination of the Plan pursuant to Section 17, or (iv) the Participant’s death; provided, however, that if a Realization Event as so defined would occur at a time when the Participant is considered by the Company to be one of its “covered employees” within the meaning of Section 162(m), then, unless the Committee shall determine otherwise in its sole discretion, the Realization Event shall automatically be deferred until the first date after the Participant has ceased to be considered such a “covered employee”; and

(iii) In respect of each Award having an effective date on or after June 20, 2006, “Realization Event” shall have the meaning ascribed to such term by the Committee in respect of such Award and set forth in the applicable Award Certificate.

(x) “Retirement”:

(i) In respect of each Award having an effective date prior to June 20, 2006, “Retirement” means a Participant’s termination of employment with all Companies on or after: (i) the date (the “Pension Retirement Date”) on which the Participant would first be eligible to retire under any tax-qualified defined benefit pension plan maintained by a Company in which the Participant participates; or (ii) in respect of any Award as the Committee determines, such date preceding the Pension Retirement Date as the Committee may determine; and

(ii) In respect of each Award having an effective date on or after June 20, 2006, “Retirement” means a Participant’s termination of employment under the circumstances determined by the Committee and set forth in the applicable Award Certificate.

(y) “Revocation Event” means a determination by the Board in its sole discretion that any of the following has occurred or is likely to occur:

(i) A determination by the Department of Labor or a court of competent jurisdiction that the assets of the Trust are subject to Part 4 of Subtitle B of Title I of ERISA or that the Plan is a “pension plan” (within the meaning of ERISA section 3(2)) subject to Parts 2, 3 and 4 of Subtitle B of Title I of ERISA;

(ii) A determination by the Internal Revenue Service or a court of competent jurisdiction that any amount deposited in the Trust is taxable to any Participant or beneficiary prior to the distribution of such amount; or

(iii) A determination by the Company’s independent public accountants that the accounting expense to the Companies of maintaining the Trust under the Plan is based on a value of the shares of Stock other than such value on the date shares of Stock are (A) acquired by the Trust or (B) credited to a Participant’s Account.

(z) “Rule 16b-3” means Rule 16b-3 promulgated under Section 16 of the Exchange Act.

(aa) “Section 162(m)” means Section 162(m) of the Code (or any successor provisions thereto).

(ab) “Section 409A” means Section 409A of the Code (or any successor provisions thereto).

(ac) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto.

(ad) “Stock” means the common stock, par value $.01 per share, of Morgan Stanley, or the common stock of any successor thereto.

(ae) “Subsidiary” means (i) a corporation or other entity with respect to which Morgan Stanley, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other corporation or other entity in which Morgan Stanley, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.

(af) “Trust” means any trust established or maintained by the Company in connection with an employee benefit plan of the Company (including the Plan) under which current or former employees of the Company constitute the principal beneficiaries.

(ag) “Trustee” means the trustee of the Trust.

3.	Participation in the Plan by a Subsidiary’s Employees.

(a) Subject to the approval of the Committee, the employees of any Subsidiary may be eligible to participate in the Plan.

(b) No Subsidiary or Affiliate shall have any power with respect to the Plan except as specifically provided in the Plan.

(c) Morgan Stanley may require each Company (other than Morgan Stanley), as a condition of its employees’ participation in the Plan, to enter into an agreement obligating such Company to pay to Morgan Stanley, in cash, the appropriate value, as determined by the Board, of any Stock that Morgan Stanley contributes to the Trust in respect of Participants employed by such Company and/or to reimburse Morgan Stanley for any other amounts paid by Morgan Stanley hereunder, directly or indirectly, in respect of Participants employed by such Company.

4.	Stock Subject to the Plan.

Subject to adjustment as provided in Section 13, the Committee may grant Awards under the Plan with respect to a number of shares of Stock that, in the aggregate, does not exceed 3,500,0001 shares. In the event that any Award is forfeited for any reason, the number of shares of Stock making up such forfeited Award (other than shares of Stock credited to such Participant’s Account solely as a result of earnings on such Award) shall again be available for grant under the Plan.

5.	Administration of the Plan.

(a) The Plan shall be administered by the Committee. The Committee may, but need not, from time to time delegate some or all of its authority under the Plan to an Administrator consisting of one or more members of the Committee or one or more directors or officers of the Company; provided, however, that the Committee may not delegate its authority (i) to make Awards to any key employee (A) who is subject as of the effective date of the Award to the reporting rules under Section 16(a) of the Exchange Act or (B) who is, as of the effective date of the Award, one of Morgan Stanley’s “covered employees” within the meaning of Section 162(m), (ii) to construe and interpret the Plan or (iii) under Section 17(a) of the Plan. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to an Administrator, and the Committee may at any time rescind or modify the authority delegated to an Administrator hereunder or appoint a new Administrator. At all times, the Administrator appointed hereunder shall serve in such capacity at the pleasure of the Committee. Any action undertaken by the Administrator in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference to the Committee in the Plan shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the Administrator.

(b) The Committee shall have full authority, consistent with the Plan, to administer the Plan, including authority to interpret and construe any Plan provision and to adopt such rules and regulations and such forms of elections as it may deem necessary or appropriate. Decisions of the Committee shall be final and binding on all parties. In the event of a disagreement between the Committee and the Administrator, the Committee’s determination on such matter shall be final and binding on all parties, including the Administrator. Subject to Section 3(d), all expenses of the Plan shall be paid by Morgan Stanley.

[1]	This number represents the maximum number of shares of Stock available for Awards under the Plan that was initially approved by the Board and the stockholders of Dean Witter, Discover & Co. (the predecessor of Morgan Stanley) and does not reflect adjustments to such maximum number made in accordance with Section 4 or Section 13 after the Effective Date.

(c) No member of the Committee or any Administrator shall be liable for any action, omission or determination relating to the Plan, and the Companies shall indemnify and hold harmless each member of the Committee, each Administrator and each other director or employee of the Companies to whom any duty or power relating to the Plan has been delegated, against any cost, expense (including counsel fees, which fees shall be paid as incurred) or liability (including any sum paid in settlement of a claim) arising out of any action, omission or determination relating to the Plan, if made in good faith in a manner reasonably believed to be in or not opposed to the best interests of the Companies, and with respect to any criminal action or proceeding, if made with reasonable cause to believe that such conduct was lawful.

(d) The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan, in which case, the term Committee as used herein shall be deemed to refer to the Board.

6.	Eligibility.

The persons eligible to participate in the Plan shall be key employees of the Companies, as determined by the Committee. The Committee shall grant Awards to such Participants as it shall, in its sole discretion, determine, provided that no Award shall be made in any fiscal year to any eligible employee whose annualized Compensation with respect to such fiscal year is not at least equal to the Minimum Eligible Compensation. The Committee may from time to time add to or exclude from participation one or more eligible employees. Each eligible employee shall become a Participant effective on the date as of which the employee is designated as a Participant or members of a class of employees including the employee are designated as Participants.

7.	Awards under the Plan.

(a) Awards.

(i) The Committee shall have full authority to grant Awards to Participants. Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation payable to a Participant. Awards shall be denominated in a number of shares of Stock determined under Section 9. In respect of each Award having an effective date on or after January 1, 1998, (A) the Award shall be subject to any terms and conditions as may be established by the Committee in connection with the Award and specified in the applicable Award Certificate and (B) the terms, conditions and other provisions of the Award shall be set forth in the Award Certificate. The Company may, in its sole discretion, require a Participant to execute and return a copy of the Award Certificate to the Company as a condition to receiving or retaining an Award or payment in respect of an Award.

(ii) Unless otherwise determined by the Committee, no Award with respect to a fiscal year shall be granted to a Participant whose employment with the Companies and Affiliates terminates prior to the end of such fiscal year.

(b) Vesting.

(i) In respect of each Award having an effective date on or before December 31, 1997, a Participant shall have a vested interest in the Award upon the first to occur of: (A) completion of two years of service for the Companies and the Affiliates following the grant of such

Award; (B) the Participant’s termination of employment with all Companies and the Affiliates as a result of Disability or Retirement; (C) the Participant’s termination of employment with all Companies and the Affiliates which is initiated by a Company by reason of the Company’s decision to close permanently a branch office or other facility, or to reduce permanently the number of employees which it employs due to substantial change in economic conditions; or (D) the Participant’s death while employed by a Company or one of the Affiliates; provided, however, that any vested Award shall be canceled if a Participant’s employment with any Company is terminated for cause, the Participant resigns for cause or the Committee determines that the Participant has committed an act or omission upon which a Company would have terminated the Participant’s employment for cause.

(ii) In respect of each Award having an effective date on or after January 1, 1998, (A) a Participant shall have a vested interest in the Award upon the satisfaction of such terms and conditions as the Committee may determine applicable to such Award and (B) the Committee may provide that such Award shall be subject to forfeiture, cancellation or termination on such terms and conditions as the Committee may determine.

8.	Funding of the Plan.

The Plan shall be unfunded. Benefits under the Plan shall be paid from the general assets of Morgan Stanley. Morgan Stanley may establish or contribute to the Trust to assist Morgan Stanley in meeting its obligations hereunder, but shall not be obligated to do so.

9.	Maintenance of Accounts.

With respect to each Participant, the Committee shall maintain an Account as follows:

(a) In respect of each Award having an effective date on or before December 31, 1997, such Participant’s Account shall be credited as of the date of each Award with a number of shares of Stock equal to: (I) the dollar amount of such Participant’s Award divided by (II) the product of the Fair Market Value of a share of Stock multiplied by .80. In respect of each Award having an effective date on or after January 1, 1998, each such Participant’s Account shall be credited as of the date of each Award with a number of shares of Stock equal to: (I) the dollar amount of such Participant’s Award divided by (II) the product of the Fair Market Value of a share of Stock multiplied by a fraction determined by the Committee to reflect the various restrictions, conditions and limitations applicable to such Award.

(b) In respect of each Award having an effective date on or before December 31, 1997, such Participant’s Account shall be credited as soon as practicable following the payment date of cash dividends on Stock with a number of shares of Stock, the Fair Market Value of which equals the dollar amount of dividends that would have been paid with respect to Stock credited to such Participant’s Account had the Participant held such Stock as of the record date applicable to such dividends. In respect of each Award having an effective date on or after January 1, 1998, the Committee may, in its sole discretion, (I) provide that each Participant’s Account shall be credited as soon as practicable following the payment date of cash dividends on Stock with a number of shares of Stock, the Fair Market Value of which equals the dollar amount of dividends that would have been paid with respect to Stock credited to such Participant’s Account had the Participant held such Stock as of the record date applicable to such dividends, (II) determine, in lieu of so crediting a Participant’s Account, to make cash payments to the Participant equal to the dollar amount of dividends that would have been paid with respect to Stock credited to such Participant’s Account had the Participant held such Stock as of the record date applicable to such dividends (“Dividend Equivalents”) or (III) allow a Participant to elect between having Morgan Stanley so credit the Participant’s Account and receiving Dividend Equivalents, all on such terms and conditions as the Committee may determine.

(c) Each Participant’s Account shall be reduced by the number of shares of Stock distributed to the Participant in respect of such Account, whether such shares are distributed from the Trust or directly from Morgan Stanley.

10.	Payments under the Plan.

(a) Within 30 days after the occurrence of a Realization Event with respect to an Award having an effective date prior to June 20, 2006, Morgan Stanley shall deliver or cause to be delivered to the Participant the number of whole shares of Stock credited to such Participant’s Account as of the date of the Realization Event as a result of such Award (including shares reflecting the reinvestment of dividends paid thereon), and cash with respect to any fractional shares of Stock credited to such Participant’s Account in an amount equal to the Fair Market Value of such fractional shares as of the date of the Realization Event. Notwithstanding the fact that Morgan Stanley may establish or contribute to the Trust for the purpose of assisting it in meeting its obligations under the Plan, Morgan Stanley shall remain obligated to pay the amounts credited to Participants’ Accounts. Nothing shall relieve Morgan Stanley of its liabilities under the Plan except to the extent amounts are paid from Trust assets or otherwise. Payment in respect of each Award having an effective date on or after June 20, 2006 shall be made in accordance with terms and conditions determined by the Committee and set forth in the applicable Award Certificate.

(b) In order to accomplish the purposes of the Plan, amounts allocated to Participants’ Accounts generally must track the performance of the Stock until the occurrence of the Realization Event with respect to such amounts. Accordingly, if a court of competent jurisdiction determines by a final adjudication that Morgan Stanley is obligated to distribute to any person shares of Stock credited to a Participant’s Account prior to the occurrence of a Realization Event with respect to such shares, the Stock so distributed shall be restricted as to transferability until the date that a Realization Event would have occurred with respect to such shares had they not been distributed and remained subject to the Plan, and if certificated shall bear any legend determined appropriate by the Committee and the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Morgan Stanley Tax Deferred Equity Participation Plan. A copy of the Plan is on file in the office of the Secretary of Morgan Stanley, 1585 Broadway, New York, New York 10036.”

11.	Securities Matters.

Subject to Section 10, Morgan Stanley shall use its best efforts to assure that any securities distributed to Participants hereunder are freely transferable at the time of distribution, including, to the extent required under applicable law, effecting the registration pursuant to the Securities Act of any shares of Stock to be distributed hereunder or effecting similar compliance under any state laws; provided, however, that with respect to any Award having an effective date on or after January 1, 1998, securities distributed to Participants hereunder may be subject to such restrictions on transfer as the Committee may determine. Notwithstanding anything herein to the contrary, Morgan Stanley shall not be obligated to cause to be issued or delivered any shares of Stock pursuant to the

Plan unless and until Morgan Stanley is advised by its counsel that the issuance and delivery of such shares complies with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which Stock is listed. The Committee may require, as a condition of the issuance and delivery of shares of Stock pursuant to the terms hereof, the recipient of such shares to make such covenants, agreements and representations, and that if certificated, the certificates representing such shares bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

12.	[Intentionally Omitted]

13.	Adjustments in Certain Events.

(a) Unless the Committee otherwise determines, a Participant’s Account shall be adjusted to reflect the amount of any securities, cash and other property that would have been received with respect to shares of Stock credited to such Participant’s Account if such Stock were held by the Participant as a result of any stock dividend or split, recapitalization, extraordinary dividend, merger, spinoff, consolidation, combination or exchange of shares or similar corporate change or any other event that the Committee, in its sole discretion, deems appropriate.

(b) In the event of any change in the number of shares of Stock outstanding by reason of any stock dividend or split, recapitalization, extraordinary dividend, merger, spinoff, consolidation, combination or exchange of shares or similar corporate change or any other event that the Committee, in its sole discretion, deems appropriate, the maximum aggregate number of shares of Stock subject to the Plan shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Stock subject to the Plan as the Committee may deem appropriate.

(c) Except as expressly provided in this Section, a Participant shall have no rights as a result of any stock dividend or split, recapitalization, extraordinary dividend, merger, spinoff, consolidation, combination or exchange of shares or similar corporate change.

14.	[Intentionally Omitted]

15.	No Special Employment Rights.

Nothing in the Plan shall confer upon any Participant any right to continue in the service of any Company or affect any right that any Company may have to terminate the service of the Participant. Nothing in the Plan shall be deemed to give any employee of any Company any right to participate in the Plan.

16.	Payroll and Withholding Taxes; Other Obligations.

As a condition to the making or retention of any Award, the vesting or payment of any Award or the lapse of any restrictions pertaining thereto, the Company may require a Participant to pay such sum to the Company as may be necessary to discharge the Company’s obligations with respect to any taxes, assessments or other governmental charges (including FICA tax) imposed on property or income received by a Participant pursuant to the Plan or to satisfy any obligation that the Participant owes to the Company. In accordance with rules and procedures authorized by the Committee and, in the discretion of the Committee, such payment may be in the form of cash or other property. In accordance with rules and procedures authorized by the Committee, in satisfaction of such taxes, assessments or other governmental charges or of other obligations that a Participant owes to the Company, the Company may, in the discretion of the Committee, make available for delivery a lesser number of shares of Stock in payment of an Award or permit a Participant to tender previously owned shares of Stock to satisfy such withholding obligation. At the discretion of the Committee, the Company may deduct or withhold from any payment or distribution to a Participant whether or not pursuant to the Plan.

17.	Termination and Amendment.

(a) The Plan may be terminated in whole or in part with respect to any or all Participants at any time by the Committee. Subject to Section 20, upon such termination, the assets related to the Plan, if any, in the Trust shall be distributed to each affected Participant with respect to whom the Plan has been terminated in order to meet the benefit obligations under the Plan with respect to each such Participant, provided that the Committee shall not have any right to make such distribution to an affected Participant to the extent such distribution is prohibited by Section 409A or the existence of such right would result in the Participant incurring interest or additional tax under Section 409A. In the event the entire Plan is terminated, the remaining assets related to the Plan, if any, in the Trust after the payment of such benefits shall be paid to Morgan Stanley. The Plan may be amended by the Committee from time to time in any respect; provided, however, that if and to the extent required by Rule 16b-3 or by any comparable or successor exemption under which the Committee believes it is appropriate for the Plan to qualify, no amendment shall be effective without the approval of the shareholders of Morgan Stanley, which (a) except as provided in Section 13, increases the number of shares of Stock that may be distributed under the Plan, (b) materially increases the benefits accruing to individuals under the Plan or (c) materially modifies the requirements as to eligibility for participation in the Plan. No amendment or termination shall be made that would materially impair the rights of any Participant in any Award theretofore granted or made, or any earnings with respect thereto, without such Participant’s prior written consent; provided, however, that Morgan Stanley may amend the Plan and the Trust from time to time in such a manner as may be necessary to avoid having the trust agreement pursuant to which the Trust is created, the Plan or the Trust being subject to ERISA and to avoid the current taxation of the assets held in the Trust to Participants; and provided, further, that Morgan Stanley may amend or modify the Plan in any manner that it considers necessary or advisable to comply with any law, regulation, regulatory guidance, ruling, judicial decision or accounting standards. Neither a Participant’s incurring any income tax liability nor the loss of an investment opportunity as a result of the termination of the Plan shall be considered an impairment of the rights of a Participant.

(b) Subject to the terms and conditions of the Plan, the Committee may amend outstanding Awards, including, without limitation, by any amendment which would accelerate the time or times at which the Award may vest or become payable and by any other amendment to any other term or condition of the Award; provided, however, that the Committee shall not have any such right to the extent it is prohibited by Section 409A or the existence of such right would result in a Participant being required to recognize income for United States federal income tax purposes prior to the time of payment of an Award or would result in a Participant incurring interest or additional tax under Section 409A. No amendment shall be made that would materially impair the rights of any Participant in any outstanding Award, or any earnings with respect thereto, without the prior written consent of such Participant; provided, however, that Morgan Stanley may amend or modify any Award under the Plan in any manner that it considers necessary or advisable to comply with any law, regulation, regulatory guidance, ruling, judicial decision or accounting standards. Neither a Participant’s incurring any income tax liability nor the loss of an investment opportunity as a result of an amendment to an Award shall be considered an impairment of the rights of a Participant in the Award.

18.	[Intentionally Omitted]

19.	Shareholder Approval.

The Plan was approved by the shareholders of Dean Witter, Discover & Co. (the predecessor of Morgan Stanley) on May 20, 1994.

20.	Effect of Revocation Event.

Upon the occurrence of a Revocation Event, the Committee may, in its sole discretion, elect to terminate the Plan and/or the Trust in whole or in part. In the event that the Committee elects to so terminate the Plan, the Trust or any Participant’s Account as a result of a Revocation Event, in consideration of and as soon as practicable after Morgan Stanley’s providing the Trustee with a written undertaking to pay to Participants the amount to be paid under this Section, all amounts related to the Plan held in the Trust (or if the entire Trust is not terminated, any terminated Accounts) shall be distributed to Morgan Stanley. Morgan Stanley shall, in its sole discretion, (a) pay to each Participant whose Account is terminated, as soon as practicable after the date of such termination, a lump sum in cash equal to the Fair Market Value multiplied by the number of shares of Stock reflected in each Participant’s Account as of the date of such termination, (b) distribute to each Participant whose Account is terminated, as soon as practicable after the date of such termination, that number of shares of Stock that would have been distributable to such Participant under the Plan or (c) distribute to each Participant whose Account is terminated that number of shares of Stock that would have been distributable to such Participant at such time as shares would have been distributable to such Participant under the Plan, had the Plan continued, provided that Morgan Stanley shall not have any right to make any such payment or distribution to a Participant whose Account is terminated to the extent such payment or distribution is prohibited by Section 409A or the existence of such right would result in the Participant incurring interest or additional tax under Section 409A. If it is determined by a final adjudication in a proceeding, which Morgan Stanley either controls or was offered the right to control and declines, that the Participant’s interest in the Trust was taxable to the Participant notwithstanding any termination of such Participant’s Account in the Trust, Morgan Stanley shall pay or distribute the Participant’s interest (whether or not the Committee has previously elected to terminate the Plan, the Trust or the Participant’s Account) in accordance with either (a) or (b) of the preceding sentence.

21.	Miscellaneous.

(a) Stockholder Rights. Unless the Committee determines otherwise, prior to the payment of Stock pursuant to any Award, the Participant shall not have any rights as a stockholder with respect to any shares of Stock subject to such Award.

(b) Transferability. Unless the Committee determines otherwise, no Award granted under the Plan shall be transferable other than by will or by the laws of descent and distribution.

(c) Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Certificates, as to the persons receiving Awards under the Plan, and the terms and provisions of Awards under the Plan.

(d) Headings. The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

(e) Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware without reference to the principles of conflicts of law.